EXHIBIT 99.1

Amtech Reports Third Quarter 2024 Results

TEMPE, Ariz., August 7, 2024 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables for semiconductor fabrication and packaging, today reported results for its third quarter ended June 30, 2024.

Third Quarter Fiscal 2024 Financial and Operational Results:

•
Net revenue of $26.7 million
•
GAAP operating income of $0.8 million
•
Net cash position of $8.9 million
•
Non-GAAP operating income of $1.5 million (1)
•
GAAP net income of $0.4 million
•
Non-GAAP net income of $1.1 million (1)
•
Customer orders of $18.8 million
•
Backlog of $31.8 million

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

“In the third quarter we continued to align our cost structure with current market conditions and lay the foundation for meaningful operating leverage as our markets recover. Revenue of $26.7 million exceeded the high-end of our guidance range, and we achieved adjusted EBITDA of $2.3 million. This is the third consecutive quarter of positive adjusted EBITDA and operating cash flow. I am pleased that we are seeing the financial benefits of the approximately $7 million of annualized operating cost reductions taken over the past few quarters,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q3	Q2	Q3	9 Months	9 Months
	FY 2024	FY 2024	FY 2023	2024	2023
Revenues, net	$26.7	$25.4	$30.7	$77.1	$85.6
Gross profit	$9.8	$8.5	$11.0	$26.4	$32.8
Gross margin	36.5%	33.2%	35.7%	34.3%	38.3%
Non-GAAP gross profit (1)	$9.8	$8.6	$11.0	$27.7	$32.8
Non-GAAP gross margin (1)	36.5%	33.9%	35.7%	36.0%	38.3%

GAAP operating income (loss)	$0.8	$1.4	$(1.1)	$(6.8)	$(3.3)
GAAP operating margin	3.1%	5.4%	-3.6%	-8.8%	-3.8%
Non-GAAP operating income (loss) (1)	$1.5	$0.2	$0.4	$1.5	$2.9
Non-GAAP operating margin (1)	5.6%	0.7%	1.2%	1.9%	3.3%

GAAP net income (loss)	$0.4	$1.0	$(1.0)	$(8.0)	$(0.6)
GAAP net income (loss) per diluted share	$0.03	$0.07	$(0.07)	$(0.56)	$(0.04)
Non-GAAP net income (loss) (1)	$1.1	$(0.2)	$0.3	$0.3	$2.2
Non-GAAP net income (loss) per diluted share (1)	$0.08	$(0.01)	$0.02	$0.02	$0.16

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues increased 5% sequentially and decreased 13% from the third quarter of fiscal 2023. The sequential increase is primarily due to increased sales of our reflow and wafer cleaning equipment, and higher parts and services revenue. The decrease from prior year is primarily attributable to lower sales across most of our product portfolio due to a slow-down in the broader semiconductor market.

In the third quarter of fiscal 2024, GAAP gross margin increased sequentially compared to the same prior year period. On a sequential basis, GAAP gross margin in our Semiconductor segment was positively affected by product mix attributed to increased revenues for reflow equipment, parts and services. GAAP gross margin in our Materials and Substrate segment decreased on a sequential basis due primarily to a less favorable product mix of consumables and equipment. Compared to the same prior year period, GAAP gross margin was relatively consistent between periods.

Selling, General & Administrative (“SG&A”) expenses decreased by approximately $40,000 on a sequential basis and decreased $2.1 million compared to the prior year period. The sequential decrease is due primarily to reductions in labor-related expenses, partially offset by increased commissions and shipping expenses on higher sales. Compared to the same prior year period, the decrease is due primarily to lower labor and labor-related expenses as a result of our cost reduction initiatives, as well as lower shipping expenses on lower revenues.

Research, Development and Engineering expenses decreased $0.2 million sequentially and decreased $1.1 million compared to the same prior year period, with the sequential decrease due primarily to the timing of purchases related to specific projects in both segments, and the decrease from prior year attributable to development efforts in our Material & Substrate segment that did not recur.

GAAP operating income was $0.8 million, compared to GAAP operating income of $1.4 million in the second quarter of fiscal 2024 and GAAP operating loss of $1.1 million in the same prior year period.

Non-GAAP operating income was $1.5 million, compared to non-GAAP operating income of $0.2 million in the second quarter of fiscal 2024 and non-GAAP operating income of $0.4 million in the same prior year period.

GAAP net income for the third quarter of fiscal 2024 was $0.4 million, or 3 cents per share. This compares to GAAP net income of $1.0 million, or 7 cents per share, for the preceding quarter and GAAP net loss of $1.0 million, or 7 cents per share, for the third quarter of fiscal 2023.

Non-GAAP net income for the third quarter of fiscal 2024 was $1.1 million, or 8 cents per share. This compares to non-GAAP net loss of $0.2 million, or 1 cent per share, for the preceding quarter and non-GAAP net income of $0.3 million, or 2 cents per share, for the third quarter of fiscal 2023.

Unrestricted cash and cash equivalents at June 30, 2024, were $13.2 million, compared to $13.1 million at September 30, 2023. Debt payments during the three months ended June 30, 2024 were $0.3 million. Net cash as of June 30, 2024 was $8.9 million compared to $2.4 million as of September 30, 2023.

In discussing financial results for the three and nine months ended June 30, 2024 and 2023 and the three months ended June 30, 2024, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, gain on the sale of our Arizona headquarters, moving expenses, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the fourth fiscal quarter ending September 30, 2024, we expect revenues in the range of $22 - 25 million with adjusted EBITDA nominally positive. Although the near-term outlook for revenue and earnings remains challenging, we remain confident that the future prospects are strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We took actions during the first and second quarters of fiscal 2024, which will reduce Amtech's structural costs by approximately $7 million annually and better align product pricing with value. These steps should significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET on Wednesday, August 7, 2024 to discuss our fiscal third quarter financial results. The call will be available to interested parties by dialing 1-800-717-1738. For international callers, please dial +1-646-307-1865. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications. We sell process equipment and services used in the fabrication of semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on growth opportunities which leverage our strengths in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2023, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form

10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Amtech Systems, Inc.
Revenues, net	$26,749	$25,433	$30,740	$77,102	$85,608
GAAP gross profit	$9,758	$8,451	$10,985	$26,428	$32,758
Non-GAAP gross profit	$9,758	$8,626	$10,985	$27,725	$32,758
GAAP gross margin	36%	33%	36%	34%	38%
Non-GAAP gross margin	36%	34%	36%	36%	38%
GAAP operating income (loss)	$816	$1,363	$(1,119)	$(6,755)	$(3,280)
Non-GAAP operating income	$1,498	$188	$368	$1,476	$2,860
New orders	$18,814	$19,771	$26,217	$61,690	$85,712
Backlog	$31,837	$44,316	$61,315	$31,837	$61,315
Semiconductor Segment
Revenues, net	$18,038	$17,441	$19,841	$53,006	$58,775
GAAP gross profit	$6,313	$5,040	$6,707	$17,513	$21,810
Non-GAAP gross profit	$6,313	$5,040	$6,707	$17,513	$21,810
GAAP gross margin	35%	29%	34%	33%	37%
Non-GAAP gross margin	35%	29%	34%	33%	37%
GAAP operating income	$1,690	$896	$1,042	$3,666	$4,861
Non-GAAP operating income	$1,703	$896	$1,042	$3,790	$4,861
New orders	$10,801	$12,061	$18,293	$39,990	$63,983
Backlog	$27,673	$39,455	$53,219	$27,673	$53,219
Material and Substrate Segment
Revenues, net	$8,711	$7,992	$10,899	$24,096	$26,833
GAAP gross profit	$3,445	$3,411	$4,278	$8,915	$10,948
Non-GAAP gross profit	$3,445	$3,586	$4,278	$10,212	$10,948
GAAP gross margin	40%	43%	39%	37%	41%
Non-GAAP gross margin	40%	45%	39%	42%	41%
GAAP operating income (loss)	$1,621	$900	$481	$(5,321)	$1,411
Non-GAAP operating income	$1,802	$1,300	$1,506	$3,556	$4,077
New orders	$8,013	$7,710	$7,924	$21,700	$21,729
Backlog	$4,164	$4,861	$8,096	$4,164	$8,096

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Revenues, net	$26,749	$30,740	$77,102	$85,608
Cost of sales	16,991	19,755	49,825	52,850
Intangible asset impairment	—	—	849	—
Gross profit	9,758	10,985	26,428	32,758

Selling, general and administrative	8,209	10,300	25,028	30,924
Research, development and engineering	693	1,804	3,202	4,714
Gain on sale of fixed assets	—	—	(2,197)	—
Goodwill impairment	—	—	6,370	—
Intangible asset impairment	—	—	430	—
Severance expense	40	—	350	400
Operating income (loss)	816	(1,119)	(6,755)	(3,280)

Interest income	2	17	35	356
Interest expense	(107)	(185)	(498)	(342)
Foreign currency gain (loss)	182	456	(5)	(59)
Other	2	15	11	19
Income (loss) before income tax provision	895	(816)	(7,212)	(3,306)
Income tax provision (benefit)	457	211	738	(2,739)
Net income (loss)	$438	$(1,027)	$(7,950)	$(567)

Income (Loss) Per Share:
Net income (loss) per basic share	$0.03	$(0.07)	$(0.56)	$(0.04)
Net income (loss) per diluted share	$0.03	$(0.07)	$(0.56)	$(0.04)
Weighted average shares outstanding:
Basic	14,209	14,058	14,198	14,031
Diluted	14,254	14,058	14,198	14,031

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2024	September 30, 2023
Assets
Current Assets
Cash and cash equivalents	$13,183	$13,133
Accounts receivable (less allowance for credit losses of $89 and $146 at June 30, 2024 and September 30, 2023, respectively)	24,292	26,474
Inventories	28,753	34,845
Income taxes receivable	91	632
Other current assets	4,074	6,105
Total current assets	70,393	81,189
Property, Plant and Equipment - Net	12,362	9,695
Right-of-Use Assets - Net	17,559	11,217
Intangible Assets - Net	4,178	6,114
Goodwill	21,261	27,631
Deferred Income Taxes - Net	115	101
Other Assets	1,191	1,074
Total Assets	$127,059	$137,021
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$8,330	$10,815
Accrued compensation and related taxes	1,762	3,481
Accrued warranty expense	749	965
Other accrued liabilities	1,348	1,551
Current maturities of finance lease liabilities and long-term debt	4,064	2,265
Current portion of long-term operating lease liabilities	1,856	2,623
Contract liabilities	9,291	8,018
Total current liabilities	27,400	29,718
Finance Lease Liabilities and Long-Term Debt	177	8,422
Long-Term Operating Lease Liabilities	16,129	8,894
Income Taxes Payable	1,582	1,575
Other Long-Term Liabilities	53	47
Total Liabilities	45,341	48,656
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,208,795 and 14,185,977 at June 30, 2024 and September 30, 2023, respectively	142	142
Additional paid-in capital	128,146	126,963
Accumulated other comprehensive loss	(1,575)	(1,695)
Retained deficit	(44,995)	(37,045)
Total Shareholders’ Equity	81,718	88,365
Total Liabilities and Shareholders’ Equity	$127,059	$137,021

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended June 30,
	2024	2023
Operating Activities
Net loss	$(7,950)	$(567)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,310	3,435
Write-down of inventory	1,367	1,233
Goodwill impairment	6,370	—
Intangible asset impairment	1,279	—
Deferred income taxes	(13)	(3,430)
Non-cash share-based compensation expense	1,155	528
Gain on sale of property, plant and equipment	(2,197)	—
Provision for allowance for credit losses	(21)	109
Changes in operating assets and liabilities:
Accounts receivable	2,204	2,391
Inventories	4,695	(4,724)
Other assets	4,205	1,775
Accounts payable	(1,965)	(1,586)
Accrued income taxes	548	(1,947)
Accrued and other liabilities	(4,298)	(2,993)
Contract liabilities	1,274	(1,374)
Net cash provided by (used in) operating activities	8,963	(7,150)
Investing Activities
Purchases of property, plant and equipment	(5,310)	(1,922)
Proceeds from the sale of property, plant and equipment	2,700	6
Acquisition, net of cash and cash equivalents acquired	—	(34,938)
Net cash used in investing activities	(2,610)	(36,854)
Financing Activities
Proceeds from the exercise of stock options	28	539
Payments on long-term debt	(6,668)	(949)
Borrowings on long-term debt	—	12,000
Net cash (used in) provided by financing activities	(6,640)	11,590
Effect of Exchange Rate Changes on Cash and Cash Equivalents	337	(155)
Net Increase (Decrease) in Cash and Cash Equivalents	50	(32,569)
Cash and Cash Equivalents, Beginning of Period	13,133	46,874
Cash and Cash Equivalents, End of Period	$13,183	$14,305

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$9,758	$8,451	$10,985	$26,428	$32,758
Write-down of inventory related to polishing equipment	-	175	-	448	-
Intangible asset impairment	-	-	-	849	-
Non-GAAP gross profit	$9,758	$8,626	$10,985	$27,725	$32,758

GAAP gross margin	36%	33%	36%	34%	38%
Non-GAAP gross margin	36%	34%	36%	36%	38%

Semiconductor Segment Gross Profit:
GAAP gross profit	$6,313	$5,040	$6,707	$17,513	$21,810
Write-down of inventory related to polishing equipment	-	-	-	-	-
Intangible asset impairment	-	-	-	-	-
Non-GAAP gross profit	$6,313	$5,040	$6,707	$17,513	$21,810

GAAP gross margin	35%	29%	34%	33%	37%
Non-GAAP gross margin	35%	29%	34%	33%	37%

Material and Substrate Segment Gross Profit:
GAAP gross profit	$3,445	$3,411	$4,278	$8,915	$10,948
Write-down of inventory related to polishing equipment	-	175	-	448	-
Intangible asset impairment	-	-	-	849	-
Non-GAAP gross profit	$3,445	$3,586	$4,278	$10,212	$10,948

GAAP gross margin	40%	43%	39%	37%	41%
Non-GAAP gross margin	40%	45%	39%	42%	41%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Amtech Systems, Inc. Operating Income (Loss):
GAAP operating income (loss)	$816	$1,363	$(1,119)	$(6,755)	$(3,280)
Gain on sale of fixed assets	-	(2,197)	-	(2,197)	-
Building move expense	-	231	-	231	-
Acquisition expenses	-	-	272	-	3,242
Write-down of inventory related to polishing equipment	-	175	-	448	-
Amortization of acquired intangible assets	154	154	1,025	595	1,970
Stock compensation expense	488	350	190	1,155	528
Goodwill impairment	-	-	-	6,370	-
Intangible asset impairment	-	-	-	1,279	-
Severance expense	40	112	-	350	400
Non-GAAP operating income	$1,498	$188	$368	$1,476	$2,860

GAAP operating margin	3.1%	5.4%	(3.6)%	(8.8)%	(3.8)%
Non-GAAP operating margin	5.6%	0.7%	1.2%	1.9%	3.3%

Semiconductor Segment Operating Income:
GAAP operating income	$1,690	$896	$1,042	$3,666	$4,861
Severance expense	13	-	-	124	-
Non-GAAP operating income	$1,703	$896	$1,042	$3,790	$4,861

Material and Substrate Segment Operating Income (Loss):
GAAP operating income (loss)	$1,621	$900	$481	$(5,321)	$1,411
Acquisition expenses	-	-	-	-	696
Write-down of inventory related to polishing equipment	-	175	-	448	-
Amortization of acquired intangible assets	154	154	1,025	595	1,970
Goodwill impairment	-	-	-	6,370	-
Intangible asset impairment	-	-	-	1,279	-
Severance expense	27	71	-	185	-
Non-GAAP operating income	$1,802	$1,300	$1,506	$3,556	$4,077

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Consolidated Net Income (Loss):
GAAP net income (loss)	$438	$970	$(1,027)	$(7,950)	$(567)
Gain on sale of fixed assets	-	(2,197)	-	(2,197)	-
Building move expense	-	231	-	231	-
Acquisition expenses	-	-	272	-	3,242
Write-down of inventory related to polishing equipment	-	175	-	448	-
Amortization of acquired intangible assets	154	154	1,025	595	1,970
Stock compensation expense	488	350	190	1,155	528
Goodwill impairment	-	-	-	6,370	-
Intangible asset impairment	-	-	-	1,279	-
Severance expense	40	112	-	350	400
Income tax provision related to acquisition	-	-	(182)	-	(3,346)
Non-GAAP net income (loss)	$1,120	$(205)	$278	$281	$2,227

Net (Loss) Income per Diluted Share:
GAAP net income (loss) per diluted share	$0.03	$0.07	$(0.07)	$(0.56)	$(0.04)
Gain on sale of fixed assets	-	(0.15)	-	(0.15)	-
Building move expense	-	0.02	-	0.01	-
Acquisition expenses	-	-	0.02	-	0.23
Write-down of inventory related to polishing equipment	-	0.01	-	0.03	-
Amortization of acquired intangible assets	0.01	0.01	0.07	0.04	0.14
Stock compensation expense	0.03	0.02	0.01	0.08	0.04
Goodwill impairment	-	-	-	0.45	-
Intangible asset impairment	-	-	-	0.09	-
Severance expense	0.01	0.01	-	0.02	0.03
Income tax provision related to acquisition	-	-	(0.01)	-	(0.24)
Non-GAAP net income (loss) per diluted share	$0.08	$(0.01)	$0.02	$0.02	$0.16

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended June 30, 2024	Nine Months Ended June 30, 2024
Amtech Systems, Inc. EBITDA:
GAAP net income (loss)	$438	$(7,950)
Interest income	(2)	(35)
Interest expense	107	498
Income tax provision	457	738
Depreciation and amortization expense	738	2,310
EBITDA	1,738	(4,439)

Gain on sale of fixed assets	-	(2,197)
Building move expense	-	231
Write-down of inventory related to polishing equipment	-	448
Stock compensation expense	488	1,155
Goodwill impairment	-	6,370
Intangible asset impairment	-	1,279
Severance expense	40	350
Adjusted EBITDA	$2,266	$3,197